Exhibit 5.1

September 15, 2009

ONEOK Partners, L.P.

100 West Fifth Street

Tulsa, Oklahoma 74103

Ladies and Gentlemen:

We are acting as special counsel for ONEOK Partners, L.P., a Delaware limited partnership (the “Company”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of (i) common units representing limited partner interests in the Company (the “Common Units”), (ii) one or more series of senior or subordinated debt securities (the “Debt Securities”), which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for Common Units and (iii) a guarantee by ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of the Company (the “Guarantor”), with respect to the Debt Securities (the “Guarantee”), in the case of clauses (ii) and (iii), each on terms to be determined at the time of the offering thereof. The Common Units, Debt Securities and Guarantee are collectively referred to herein as the “Securities”. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

The Debt Securities may be issued pursuant to (i) a senior debt indenture, dated September 25, 2006, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “Senior Indenture”), attached as Exhibit 4.20 to the Registration Statement or (ii) a subordinated debt indenture to be entered into between the Company and the Trustee (as may be amended or supplemented from time to time, the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”), a form of which is attached as Exhibit 4.32 to the Registration Statement. The Indentures and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.” The Guarantee, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, among the Company, the Guarantor providing a Guarantee of the Debt Securities of such series and the trustee under such indenture.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic, photostatic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantor, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic, photostatic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in any definitive purchase, underwriting or similar agreement, certificates and oral or written statements, other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Documents with the covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that the Company will have sufficient authorized but unissued and unreserved Common Units on the date of any issuance of common units registered pursuant to the Registration Statement, the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

When (i) the Registration Statement has become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities and Exchange Commission describing the Debt Securities offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Debt Securities registered pursuant to the Registration Statement have been duly authorized by the Company in conformity with the Company’s Third Amended and Restated Partnership Agreement, as amended, dated as of September 15, 2006 (the “Partnership Agreement”) and all other necessary action on the part of the Company has been taken in connection therewith, (iv) the applicable Indenture and any relevant supplemental indenture have been duly executed and delivered by the Company, (v) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) with respect to Debt Securities convertible into Common Units, such Common Units have been duly authorized by the Company in conformity with the Partnership Agreement and all other necessary action on the Part of the Company has been taken in connection therewith, (vii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (viii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

2.

When (i) the Registration Statement has become effective under the Securities Act, (ii) a Prospectus Supplement has been prepared and filed with the Securities Exchange Commission describing the Guarantee offered thereby and is in compliance, at all times, with all applicable laws, (iii) the terms of the issuance and sale of the Debt Securities and the related Guarantee registered pursuant to the Registration Statement have been duly authorized by the Company and the Guarantor, as the case may be, in conformity with the Partnership Agreement, the Guarantor’s Second Amended and Restated Partnership Agreement, dated as of May 17, 2006, as amended September 15, 2006, and any other governing documents, as the case may be, and all other necessary action on the part of the Company and the Guarantor has been taken in connection therewith, (iv) the applicable Indenture and any relevant supplemental indenture have been duly executed and delivered by the Company and the Guarantor, (v) the terms of the Debt Securities and the Guarantee and their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company or the Guarantor and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities and related Guarantee has been duly authorized and validly executed and delivered by the Company, the Guarantor and the other parties thereto, and (vii) the Debt Securities and the Guarantee has been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement, the Guarantee contained in the applicable Indenture will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

3.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Common Units registered pursuant to the Registration Statement have been duly authorized by the Company in conformity with the Partnership Agreement and all other necessary action on the part of the Company has been taken in connection therewith, (iii) the terms of the Common Units and their issue and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Common Units has been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (v) such Common Units have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and issued and sold as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Units will be validly issued, fully paid and non-assessable.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii) related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.

We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws (or related judicial doctrines) now or hereinafter in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act as currently in effect. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP